PAGE 1 OF 2

Chase Securities, Inc.
One Chase Manhattan Plaza
New York, New York 10081




CHASE






February 2, 1996




Ms. Donna Cambas
National Fuel Gas Company
10 Lafayette Square - Room 1500
Buffalo, New York  14203


Dear Ms. Cambas:


This is to advise you that in connection with the distribution of commercial paper for the National Fuel Gas Company from October 1, 1995 to December 31, 1995 all sales and resales on your behalf by Chase Securities, Inc. were made only to those customers included in the Confidential List retained by the corporation of National Fuel Gas Company's commercial paper program. The issuance of National Fuel Gas Company commercial paper and sales thereof were made in accordance with the provisions of that program. A summary of all trade activity for the quarter is attached.


Sincerely,

/s/ Anton J. Schubert

Anton J. Schubert
Vice President



     PAGE 2 OF 2



Chase Securities, Inc.
One Chase Manhattan Plaza
New York, New York  10081




CHASE                                                February 2, 1996




                        NATIONAL FUEL GAS COMPANY

                    Fourth Quarter Performance Report


PAR          ISSUE     MATURITY
AMOUNT       DATE      DATE      RATE   YIELD    TERM       TYPE

20,000,000   10/13/95  01/22/96  5.84   5.9376   101 Days   Discounted
12,000,000   10/16/95  10/17/95  5.80   5.8009     1 Day    Discounted
12,000,000   10/18/95  01/12/96  5.83   5.9107    86 Days   Discounted
10,000,000   10/20/95  01/19/96  5.85   5.9378    91 Days   Discounted
 8,000,000   10/24/95  01/31/96  5.85   5.9456    99 Days   Discounted
10,000,000   10/27/95  10/30/96  5.78   5.7809    03 Days   Discounted
10,000,000   10/30/95  02/05/96  5.85   5.9447    98 Days   Discounted
 5,000,000   11/10/95  02/20/96  5.77   5.8682   102 Days   Discounted
 5,000,000   11/17/95  01/31/96  5.80   5.8709    75 Days   Discounted
 5,000,000   11/17/95  02/27/96  5.75   5.8452   102 Days   Discounted
10,000,000   11/27/95  02/23/96  5.75   5.8319    88 Days   Discounted
10,000,000   12/04/95  03/11/96  5.73   5.8198    98 Days   Discounted
10,000,000   12/19/95  03/25/96  5.75   5.8405    97 Days   Discounted

___________




                                 /s/ Anton J. Schubert
                                 Anton J. Schubert, Vice President